Bonds.com Group, Inc. 10-K

Exhibit 10.30

Execution Version

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is made effective as of March 1, 2010, by and between Bonds.com Group, Inc. (the “Maker”) and Keating Investments, LLC (“Holder” and together with Maker, the “Parties”).  Any capitalized term used but not defined in this Amendment shall have the meaning given to such term in the Note.

WHEREAS, Maker previously delivered to Holder a Promissory Note, dated December 21, 2007, to Holder in the original principal amount of $250,000, which Promissory Note was amended by a certain amendment, dated September 17, 2008 (collectively, the “Note”); and

WHEREAS, Holder and Maker hereby acknowledge and agree that the outstanding principal amount of the Note as of March 1, 2010 is $164,000, including $20,000 of previously outstanding accounts payable due from Maker to Holder that has been added to the principal amount of the Note as of February 1, 2010 (“Principal Amount”), with accrued and unpaid interest thereon of $1,258.08 as of March 1, 2010.

WHEREAS, Holder and Maker would like to modify the terms of the Note as provided in this Amendment.

NOW, THEREFORE, pursuant to Section 5(e) of the Note, in consideration for the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Amendment to Section 1 of the Note.  Effective as of the date hereof, Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

1.           Principal.  The Principal Amount shall be payable in lawful money of the United States in installments as set forth in this Section, with the Principal Amount outstanding from time to time bearing interest at a rate of 10% per annum.  The Principal Amount under this Note shall be paid in four (4) equal installments of $41,000, with each installment due and payable on the following dates:  March 15, 2010, June 15, 2010, September 15, 2010 and December 15, 2010 (each a “Quarterly Payment Date”).  On each Quarterly Payment Date, Maker also agrees to pay to Holder all accrued and unpaid interest under the Note through the Quarterly Payment Date.  All payments made under the Note shall be first applied to the accrued and unpaid interest under the Note, with the remainder of the payment being applied to the outstanding Principal Amount.

THIS AMENDMENT EVIDENCES AN EXEMPT RENEWAL TRANSACTION AND IS NOT SUBJECT TO FLORIDA DOCUMENTARY STAMP TAX OBLIGATIONS PURSUANT TO 12B – 4.052 § (12)(a), F.A.C.

Subject to Section 4 of the Note which provides for acceleration and a default rate of interest, the payment schedule attached to this Amendmentas Exhibit A sets forth the scheduled payments due on each Quarterly Payment Date.

2.           Amendment to Section 2 of the Note.  Effective as of the date hereof, Section 2 is hereby deleted in its entirety since the interest payable under the Note is set forth in Section 1 hereof, as amended by this Amendment.

3.           Amendment to Section 4 of the Note.  Effective as of the date hereof, Section 4 of the Note is hereby deleted in its entirety and replaced with the following:

4.           Event of Default; Default.  The following events shall constitute an event of default (each, an “Event of Default”):  (i) the failure of the Maker to make any payment hereunder when due; (ii) upon the sale of more than 50% of the Company's assets; (iii) upon any sale, merger, consolidation, share exchange or similar occurrence which results in the Maker’s shareholders owning, in the aggregate, less than fifty percent (50%) of the voting stock of the Maker or the surviving entity, whichever is applicable; (iv) the Maker shall file a petition in voluntary bankruptcy under the bankruptcy laws of the United States of America or any similar bankruptcy or insolvency law, state or federal, whether now or hereafter existing; (v) the Maker admits insolvency or inability to pay its debts in, or fails to obtain within fifteen (15) days a vacation or stay of, any involuntary proceedings filed against Maker under the bankruptcy laws of the United States of America or any similar bankruptcy or insolvency law, state or federal, whether now or hereafter existing; (vi) the Maker shall be adjudicated bankrupt, or a trustee or a receiver shall be appointed for the Maker, in any involuntary proceeding or any court shall have taken jurisdiction of the property of the Maker or the major part thereof, in any involuntary proceeding for the reorganization, dissolution, liquidation or winding up of the Maker, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise stayed within fifteen (15) days; or (vii) the Maker shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all its property or the major part thereof.

Upon or at any time after the occurrence and during the continuance of an Event of Default: (i) the outstanding Principal Amount and any accrued interest under the Note shall be accelerated and shall be immediately due and payable, without presentment, demand, protest or further notice by the Holder; and (ii) the outstanding Principal Amount shall bear interest at a rate of 16% per annum (“Default Rate”).

Upon or at any time after the occurrence and during the continuance of an Event of Default, the Holder shall have and may exercise from time to time all of the rights and remedies available under applicable law, and all other legal and equitable rights to which the Holder may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in the Note, and none of which shall be exclusive.

4.           Amendment to Section 5 of the Note.  Effective as of the date hereof, Section 5 of the Note is hereby deleted in its entirety and replaced with the following:

5.           Waiver of any Accrued Penalties.  The Holder hereby irrevocably and unconditionally waives any right Holder may have to receive or collect any additional interest as provided under Section 4 of this Note arising out of or related to any Event of Default occurring and continuing prior to and through March 1, 2010; provided, however, that the foregoing waiver shall not be applicable to any Event of Default occurring prior to March 1, 2010 which continues after March 1, 2010.

The Maker shall pay all reasonable costs of collection (including reasonable attorney's fees) incurred or paid by the Holder in collecting and or enforcing this Note in the Event of Default.

5.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto.

6.           No Other Amendments.  Except as expressly amended, modified or supplemented hereby, the provisions of the Note, as amended, are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the Parties under the Note.

7.           Conflicts in Terms.  In the event of any conflict in terms between this Amendment and the Note, the terms and conditions of this Amendment shall prevail.

8.           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida (without giving effect to any conflicts of laws principles thereunder).

9.           Descriptive Headings.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

10.         Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which will constitute an original and all of which when taken together will constitute one instrument.  An electronic or facsimile signature will constitute an original signature.

11.         Severability.  In the event one or more of the provisions of this Amendment should for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.         Ratification.  Except as expressly modified by this Amendment, the terms and conditions of the Note shall remain in full force and effect and are hereby ratified and confirmed.

[Signature Page Follows]

[SIGNATURE PAGE TO SECOND AMENDMENT TO PROMISSORY NOTE]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

MAKER:

Bonds.com Group, Inc.

By:	/s/ Christopher G. Loughlin
Name:	Christopher G. Loughlin
Title:	Chief Operating Officer

HOLDER:

Keating Investments, LLC

By:	/s/ Timothy J. Keating
Name:	Timothy J. Keating
Title:	President

EXHIBIT A

Payment Schedule